UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-209478

MAKH GROUP CORP.

            (Exact name of Registrant as specified in its charter)

Nevada	32-0446353
(State of incorporation)	(IRS Employer ID Number)
338 Meihuadong st. № 703, Zhuhai, China 519000 _______________________________ Address of Principal Executive Office

Tel.  +852-8171-7271

Registrant’s telephone number, including area code

Date of Report (Date of earliest event reported):

                               January 31, 2017

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.01 – CHANGE IN CONTROL OF REGISTERANT.

On January 30, 2017, a private transaction closed pursuant to a stock purchase agreement between Gulmira Makhmutova, the Company's President and CEO, and Anhui Weiyang Investment Holding Co. Ltd, by which it acquired 6,000,000 shares of common stock from Gulmira Makhmutova representing, along with private transactions between other shareholders, 99.9% of the issued and outstanding share capital of the Company on a fully-diluted basis. Anhui Weiyang Investment Holding Co. Ltd paid $340,000.00 in cash from company funds as consideration for ownership. In connection with the transaction., Ms. Makhmutova released the Company from all debts owed to her. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Upon the change of control of the Company, which occurred on January 30, 2017, Gulmira Makhmutova resigned immediately from her official positions in the Company. Accordingly, Ms. Makhmutova ceased to be the Company’s Director, CEO, CFO, President, and Treasurer, and on the same day the shareholders of the Corporation voted Mr. Yonghua Kang, as Director & CEO, Mr. Xinlong Liu as Director and COO, Ms. Aiyun Xu as Director and CFO, Mr. Shaochun Dong as Director, and Mr. Dagen Cheng as Director.

Xinlong Liu, 31, is the Chairman of Anhui Weiying Investment Holding Co. and has been with the company since December 2014. His duties include overseeing the work of the President and other officers, and forming the company’s annual budget and investment plans. Mr Liu was formerly a Director of Amy International (Hong Kong) Co. Ltd. from 2011 to 2015. Amy International (Hong Kong) Co. Ltd. is a beauty equipment sales and service company. There, Mr. Liu was responsible for the day-to-day management and operations. Mr. Liu received his BS in Traditional Chinese Medicine from Southern Medical University (Guangzhou, China) in 2009.

Yonghua Kang, 27, is the President of Anhui Weiying Investment Holding Co. and has been with the company since December 2014. Mr. Kang develops the company’s lead business strategy and operations, and oversees the day-to-day operations of the company. Mr. Kang was formerly the Vice-President of Amy International Co., Ltd. from 2012 to 2015, where he developed and managed the company’s marketing platform.

Shaochun Dong, 42, has been the Vice-President of Anhui Weiying Investment Holding Co. since February 2015. Mr. Dong manages the employment staff and respective departments, and aids the President in managing the day-to-day operations. Mr. Dong was formerly the Vice-President of Anhui Guogou Group Co. from 2010 to 2015. Anhui Guogou Group Co. specializes in industrial investment, trade logistics and modern finance. There, Mr. Dong was responsible for the management of the company’s day-to-day operations and business administration. Mr. Dong received his BA in Business Administration from Nanjing University of Science and Technology in 1998.

Dagen Cheng, 41, is the Vice President of Anhui Weiying Investment Holding Co. and has been with the company since January 2015. He is an executive at the company managing its day-to-day operations. He was previously Vice President of Amy International Co. Ltd. from January 2010 to December 2014.

Aiyun Xu, 36, is the CFO of Anhui Weiying Investment Holding Co. and has been with the company since September 2016. She supervises the company’s accounting practices, organizes the company’s budget policy, and manages the company’s finances in compliance with the applicable laws. Ms. Xu was formerly the CFO of Anhui Nanxiang Group Co. from 2011 to 2015. Anhui Nanxiang Group Co.’s main business is in commercial property finance and investment. Ms. Xu was responsible for managing the company’s financial and accounting department. Ms. Xu received her BA in accounting from Anhui University of Finance and Economics in 2002, and is a certified accountant.

Huang Lei, 35, is the Secretary of Anhui Weiying Investment Holding Co. and has been with the company since May 2016. He maintains the company’s branding with key customers by liaising directly between them and  board of directors. Mr. Lei was formerly the Manager of the Department of Key Customers at the Hefei Branch of Ping An Insurance Company, a consulting and financial products company.

ITEM 9.01 EXHIBITS

  (d) Exhibits.

10.1

Shareholders’ Resolution Appointing New Director and Officers

10.2

Resignation of Gulmira Makhmutova

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2017

MAKH GROUP CORP.

         S/ Yonghua Kang

By:   Yonghua Kang, CEO

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